UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Margaret Koziel, M.D. as Senior Vice President and Chief Medical Officer

On December 6, 2021, Axcella Health Inc. (the “Company” or “Axcella”), doing business as “Axcella Therapeutics,” announced that Margaret Koziel, M.D., has been appointed to serve as the Company’s Senior Vice President and Chief Medical Officer, effective as of December 1, 2021 (the “Effective Date”).

Dr. Koziel who previously served as Vice President, Clinical Development, joined Axcella in 2019, bringing a wealth of leadership experience within both biopharma and academia. Before joining Axcella, she held positions of increasing responsibility at Kaleido Biosciences, Inc., Vertex Pharmaceuticals, Inc., and the Novartis Institute for BioMedical Research (NIBR), working across the full spectrum of clinical development, from target selection through Phase 4 trials. Dr. Koziel has also served as a Professor and Assistant Vice Provost for Clinical Research at the University of Massachusetts Medical School, staff physician at the Beth Israel Deaconess Medical Center and Associate Professor of Medicine at Harvard Medical School. Dr. Koziel has published nearly 90 papers in journals such as the New England Journal of Medicine and The Journal of Clinical Investigation. She obtained her B.A. and M.D. from Dartmouth and her postgraduate medical training at New England Deaconess Hospital and Massachusetts General Hospital, affiliates of Harvard Medical School.

Employment Agreement with Dr. Koziel

In connection with her appointment as Senior Vice President and Chief Medical Officer, Dr. Koziel and the Company entered into an Employment Agreement, dated December 1, 2021 (the “Koziel Employment Agreement”).

Pursuant to the terms of the Koziel Employment Agreement, Dr. Koziel will receive an annual base salary of $415,000 and is eligible to receive an annual target bonus of 40% of her annual base salary, based on achievement of certain individual and corporate milestones to be determined and approved by the Board of Directors of the Company (the “Board”). In connection with her promotion, subject to the approval of the Board, Dr. Koziel will also receive an option to purchase 75,000 shares of the Company’s common stock, with 25% of such shares vesting on the first anniversary of the Effective Date and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Koziel’s continued service to the Company. Dr. Koziel’s employment is “at will” and may be terminated at any time by the Company or Dr. Koziel.

The foregoing description of the Koziel Employment Agreement is not complete and is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, by and between the Company and Margaret Koziel, dated as of December 1, 2021.
99.1	Press Release issued by the Company on December 6, 2021, furnished hereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: December 6, 2021	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director